Exhibit 99.1

Allurion Announces Private Placement of Common Stock and

Preliminary Unaudited Financial Results for the Fourth Quarter and

Fiscal Year 2024

NATICK, Mass. – Jan. 14, 2025 – Allurion Technologies, Inc. (“Allurion” or the “Company”) (NYSE: ALUR), a company dedicated to ending obesity, today announced that it has entered into a subscription agreement with funds affiliated with RTW Investments, LP (“RTW”) for the purchase and sale of 841,751 shares of the Company’s common stock in a private placement at a purchase price of $2.97 per share. The private placement is expected to result in gross proceeds of $2.5 million and extend the Company’s runway through early 2026. The subscription agreement also includes an option to fund up to an additional $10 million in subsequent tranches. The private placement is expected to close on or about January 15, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the private placement for working capital and other general corporate purposes.

The Company also announced preliminary unaudited financial results for the fourth quarter and fiscal year 2024. Preliminary unaudited revenue for the fourth quarter of 2024 is expected to be approximately $5.6 million and full year revenue to be approximately $32 million, in line with previously issued guidance. Procedure volume growth for the full year, as estimated by new app users and excluding France, is expected to be approximately 4%, higher than previously issued guidance.

“We are pleased with our preliminary unaudited results from the fourth quarter, which put us in line with our previously issued guidance for revenue and ahead for procedure volume while restructuring our business so that we can grow more profitably and sustainably in the future,” said Dr. Shantanu Gaur, Founder and Chief Executive Officer. “On the heels of our results from the AUDACITY trial, we believe this private placement from RTW provides us the runway we need to execute our 2025 plan. Our 2025 plan includes scaling our new commercial strategy, advancing the Allurion Balloon through the FDA approval process, setting the company up for a profitable 2026, expanding our digital business lines, and resuming commercialization in France. I believe 2025 will be a pivotal year for Allurion with these potential catalysts ahead of us.”

Roth Capital Partners is acting as the sole financial advisor for the offering.

The securities sold in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight-loss platform that combines the Allurion Gastric Balloon, the world’s first and only swallowable, procedure-lessTM gastric balloon for weight loss, the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers and Allurion Insights for healthcare providers featuring the Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor, and manage weight-loss therapy for patients regardless of their treatment plan. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Estimated Preliminary Results for the Fourth Quarter and Fiscal Year Ended December 31, 2024 (Unaudited)

Set forth above are certain estimated preliminary financial results and other key business metrics for the fourth quarter and fiscal year ended December 31, 2024. These estimates are based on the information available to us at this time. Our actual results may vary from the estimated preliminary results presented here due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the quarter and year ended December 31, 2024 are finalized. The estimated preliminary financial results and other key business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal and state securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “target,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding the expected completion, timing and size of the private placement, the anticipated use of proceeds of the private placement, Allurion’s preliminary unaudited 2024 results for the fourth quarter and fiscal year ended December 31, 2024, including revenue generation and growth, and procedural volume growth, alignment of such results with full year 2024 expectations, the Company’s cash runway, ability to advance the FDA process for the Allurion Balloon and achieve profitability in 2026, expand commercialization of the digital business, resume commercialization in France, and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Forward-looking statements are predictions, projections and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Many factors could cause actual future results or developments to differ materially from the forward-looking statements in this press release, including but not limited to (i) the ability of Allurion to obtain regulatory approval for and successfully commercialize the Allurion Program, (ii) the timing of and results from its clinical studies and trials, (iii) the evolution of the markets in which Allurion competes and the rise of GLP-1 drugs, (iv) the ability of Allurion to defend its intellectual property and satisfy regulatory requirements, (v) the impact of the COVID-19 pandemic, Russia-Ukraine war and Israel-Hamas war on Allurion’s business, (vi) Allurion’s expectations regarding its market opportunities, (vii) the outcome of any legal proceedings against Alurion, (viii) the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which Allurion operates, and (ix) uncertainties related to market conditions and the completion of the private placement on the anticipated terms or at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on March 26, 2026 and Amendment No. 1 thereto filed on April 29, 2024, the Company’s Quarterly Report on Form 10-Q filed on November 13, 2024 and other documents filed by Allurion from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Allurion assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Allurion does not give any assurance that it will achieve its expectations.

Global Media

Hannah Lindberg

hlindberg@allurion.com

Investor Contact

Mike Cavanaugh, Investor Relations

ICR Westwicke

(617) 877-9641

mike.cavanaugh@westwicke.com